EXHIBIT 99.1

NEWS BULLETIN
    FROM:
                                    RE:    LEXINGTON CORPORATE PROPERTIES TRUST
  The Financial Relations Board                            355 LEXINGTON AVENUE
         BSMG WORLDWIDE                                      NEW YORK, NY 10017

[GRAPHIC OMITTED][GRAPHIC OMITTED]


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FOR FURTHER INFORMATION

AT THE COMPANY:                     AT THE FINANCIAL RELATIONS BOARD:
T. Wilson Eglin                     Larry Stein           Claire Koeneman
President                           General Inquiries     Analyst Inquiries
(212) 692-7260                      (312) 640-6794        (312) 640-6784

FOR IMMEDIATE RELEASE
WEDNESDAY, JULY 25, 2001

                 LEXINGTON CORPORATE PROPERTIES TRUST ANNOUNCES
                          RECORD FUNDS FROM OPERATIONS

New York,  NY - July 25, 2001 --  Lexington  Corporate  Properties  Trust (NYSE:
LXP), a real estate investment trust, today announced results for its second quarter ended June 30, 2001.

Recent Highlights
-----------------

     o  Reported 2Q01 diluted FFO of $0.46 per share, a 4.5% increase over 2Q00

     o  Declared $0.32 per share dividend; 2Q01 payout ratio is 69.6%

     o Completed $98.0 million in property specific financings, at a weighted average interest rate of 7.44%

     o Fully repaid all outstanding balances on $35.0 million line of credit; variable rate indebtedness now equals 9.5% of total indebtedness

     o Announced repayment of $9.3 million of mortgage debt, improving cash available for dividends by approximately $1.5 million, or $0.06 per share

     o Signed five and ten year lease extensions for the two property leases expiring in 2001; 88.6% of revenues are from leases that expire after 2005


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


Quarterly Results

Funds from operations were $12.45 million, or $0.46 per diluted share/unit for the second quarter of 2001, a 4.5% per share increase compared to $11.76 million, or $0.44 per diluted share/unit, for the second quarter of 2000. The number of shares used to calculate the Company's funds from operations per diluted share/unit includes operating partnership units, convertible notes, convertible preferred shares and dilutive common share options.

Revenues for the quarter totaled $20.45 million, compared with revenues of $20.03 million for the same period last year. Net income was $5.09 million in the second quarter of 2001, compared to $7.35 million, which includes $2.66 million in gains on sale, for the same period last year.

Six Month Results

For the six months ended June 30, 2001, FFO were $24.57 million or $0.91 per diluted share/unit compared to $22.45 million or $0.87 per diluted share/unit, for the same period last year.

Revenues for the six months ended June 30, 2001 totaled $40.68 million, compared to revenues of $39.64 million for the same period last year. Net income was $9.67 million after $0.27 million in extraordinary charges for the six months ended June 30, 2001 compared to $11.82 million, which includes $2.66 million in gains on sale, for the same period last year.

Quarterly Dividend Declared

The Company declared a dividend of $0.32 per share for the second quarter of 2001, payable on August 14, 2001 to shareholders of record on July 31, 2001. The declared dividend per share is approximately 69.6% of diluted funds from operations per share for the quarter.

Property Financings

Since December 2000, the Company has completed $98.0 million in property specific financings, encumbering eight properties. The debt has a current weighted average interest rate of 7.44% and a current weighted average maturity of 7.3 years. The proceeds of the financings were allocated to repay maturing debt, fully repay balances on Lexington's $35.0 million line of credit, fund joint venture investments and retire mortgage debt with over-market interest rates.

Lease Extensions

The tenants of Lexington's 123,924 square foot industrial facility in Bessemer, Alabama, and 146,000 square foot industrial facility in Modesto, California have signed lease extensions through September 2006 and October 2011, respectively. The new leases generate annual revenues of $834,000 compared to $770,000 for the existing leases. As a result of the lease extensions, Lexington has no leases that expire in 2001. Two leases, representing less than 1% of rental revenue, are subject to expiration in 2002.


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


Comments From Management

Commenting on Lexington's results, T. Wilson Eglin, President and Chief Operating Officer, said, "Our focus on tenant credit quality and long-term leases combined with our successful joint venture program and profitable advisory business has positioned Lexington to continue to grow funds from operations and cash available for dividends, even in a slow growth economy. With very little near-term lease rollover risk and the enhanced balance sheet flexibility created by our financing strategies, we are well-positioned to both withstand any weakness in the property markets and take advantage of favorable acquisition opportunities that may arise."

Lexington Corporate Properties Trust is a real estate investment trust that owns and manages a portfolio of office, industrial and retail properties net-leased to major corporations throughout the United States. Lexington Realty Advisors, an affiliate of Lexington, provides investment advisory services to institutional investors in the net lease area. Lexington common shares closed Tuesday, July 24, 2001 at $15.05 per share. Lexington, which pays an annualized dividend of $1.28 per share, has approximately 25.1 million convertible preferred shares, common shares and operating partnership units outstanding, which are exchangeable into common shares on a one-for-one basis at certain points in the future. Additional information about Lexington is available at www.lxp.com.

   FOR MORE INFORMATION ON LEXINGTON CORPORATE PROPERTIES TRUST,
   VIA FAX AT NO COST, SIMPLY DIAL 1-800-PRO-INFO AND ENTER THE TICKER
                                   SYMBOL LXP.

                             Financial Tables Follow


This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the Company's control which may cause actual results, performance or achievements of the Company to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those detailed in the Company's periodic filings with the Securities and Exchange Commission



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



                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                  (dollars in thousands except per share data)

                                                           Quarter Ended               Six Months Ended
                                                             June 30,                      June 30,
                                                             --------                      --------

                                                       2001            2000             2001            2000
                                                       ----            ----             ----            ----

Revenues:
   Rental                                          $    19,371      $   19,298     $    38,734        $  38,318
   Equity in earnings - nonconsolidated entities           806             231           1,416              633
   Interest and other                                      271             504             531              692
                                                     ---------       ---------       ---------       ----------
                                                        20,448          20,033          40,681           39,643
                                                     ---------       ---------       ---------         --------
Expenses:
   Interest expense                                      7,712           7,221          15,344           14,655
   Depreciation                                          4,361           4,367           8,718            8,793
   Amortization                                            408             380             756              673
   Property operating expenses                             343             399             714              768
   General and administrative                            1,215           1,312           2,457            2,598
                                                     ---------       ---------       ---------       ----------
                                                        14,039          13,679          27,989           27,487
                                                     ---------       ---------       ---------       ----------
Income before gains on sale, minority interests
   and extraordinary item                                6,409           6,354          12,692           12,156
Gains on sale                                               --           2,662              --            2,662
Minority interests                                      (1,319)         (1,670)         (2,754)          (3,001)
Extraordinary item                                          --              --            (270)              --
                                                      ---------       ---------       ----------      ----------

Net income                                           $   5,090      $    7,346     $     9,668      $    11,817
     Depreciation                                        4,361           4,367           8,718            8,793
     Extraordinary item                                     --              --             270               --
     Minority interests - OP Units                       1,267           1,622           2,613            2,908
     Amortization of leasing commissions                   192             134             383              167
     Deemed conversion of note payable                     500             500           1,000              582
     Joint venture adjustment                            1,038             448           1,919              845
     Gains on sale                                          --          (2,662)             --           (2,662)
                                                    ----------      -----------    ------------     ------------
Funds from operations                               $   12,448      $   11,755     $    24,571      $    22,450
                                                    ==========      ===========    ============     ============

Rent below GAAP revenue 1                           $      589      $      433     $     1,199      $     1,063
                                                    ==========      ===========    ============     ============

Per share/unit
   Basic net income                                $      0.25      $     0.40     $      0.48      $      0.63
   Diluted net income                              $      0.25      $     0.36     $      0.47      $      0.59
   Funds from operations 2,3,6 -basic              $      0.47      $     0.44     $      0.92      $      0.87
   Funds from operations 2,3,6 -diluted            $      0.46      $     0.44     $      0.91      $      0.87

Weighted average shares outstanding 4               19,351,400      18,838,967      19,219,900       18,881,301
Weighted average OP units outstanding                5,432,667       5,757,834       5,531,928        5,728,008
Weighted average convertible notes 5                 1,923,077       1,923,077       1,923,077        1,120,034
Dilutive common share options                          325,777          79,998         287,234           72,604
                                                    ----------      ----------      ----------      -----------
Total weighted average shares and units 6           27,032,921      26,599,876      26,962,139       25,801,947
                                                    ==========      ==========      ==========      ===========



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



                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                             (dollars in thousands)


                                                 6/30/01           12/31/00
                                                 -------           --------

Real estate, net                           $      577,040      $     584,198
Investment in nonconsolidated entities             46,193             40,836
Cash and cash equivalents                          10,935              4,792
Restricted cash                                     1,819              1,598
Deferred assets                                     8,963              7,958
Rent receivable - current                           1,587              1,557
Other assets                                       30,031             27,438
                                             ------------         ----------
                                           $      676,568      $     668,377
                                             ============         ==========

Mortgages and notes payable                $      398,569      $     387,326
Other liabilities                                  11,712             13,176
Minority interests                                 58,834             64,812
Shareholders' equity 7                            207,453            203,063
                                             ------------         ----------
                                           $      676,568      $     668,377
                                             ============         ==========

Common shares outstanding                      17,808,784         17,151,282
Preferred shares outstanding                    2,000,000          2,000,000
Operating partnership units outstanding         5,291,842          5,711,453
                                             ------------         ----------
Total outstanding shares/units                 25,100,626         24,862,735
                                             ============         ==========


(1) Equal to the difference between rents collected and straight-line rental income recognized under generally accepted accounting principles.

(2) Funds from operations is defined in the NAREIT "White Paper," which was most recently updated in October 1999, as follows: net income (or loss) (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

(3) Per common and preferred shares, operating partnership units and convertible notes (basic) plus common share options (diluted).

(4) Includes 2,000,000 preferred shares.

(5) Relates to the deemed conversion of the Company's outstanding $25 million exchangeable notes. The notes are convertible into 1,923,077 common shares commencing March 17, 2000.

(6) The number of shares used to calculate FFO per share is different from the number used to calculate net income per share in accordance with generally accepted accounting principles.

(7) Includes mandatory redeemable preferred and common shares.


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